UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, The Cooper Companies, Inc. issued a press release to announce management changes with Robert S. Weiss, currently Cooper’s executive vice president and chief operating officer, assuming additional duties as president of CooperVision, Inc., reporting to A. Thomas Bender, Cooper’s chairman and chief executive officer. Mr. Weiss will have direct responsibility for CooperVision’s worldwide business and for CooperSurgical, the Company’s women’s health medical device business. Steven M. Neil, currently vice president and chief financial officer, has been named executive vice president and chief financial officer, reporting to Mr. Weiss. His expanded role will include overseeing the integration of CooperVision’s financial and information technology functions into the Company’s headquarters’ operations. Gregory A. Fryling, currently president of CooperVision, Inc., will be leaving CooperVision to pursue other opportunities.

The release also said that Mr. Bender has expressed his desire to relinquish his role as chief executive officer by the end of 2007, but expects to have a continuing role in the Company thereafter. Cooper’s Board has been engaged in a succession planning process and is considering both internal and external candidates for chief executive officer in its search process.

A copy of this release is attached as Exhibit 99.1 and incorporated herein by reference.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other Cooper Companies information.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 3, 2007, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Corporate Controller (Principal Accounting Officer)

Dated: April 3, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 3, 2007, of The Cooper Companies, Inc.